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                                                                EXHIBIT 23.1(E)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 20, 1998, except for Note 10, as to which the date is April 22, 1998, with respect to the combined financial statements of Valley Rentals, Inc. included in the Joint Proxy Statement of United Rentals, Inc. and U.S. Rentals, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of United Rentals, Inc. for the registration of 29,620,913 shares of its common stock.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
September 9, 1998